EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-216315) of Halozyme Therapeutics, Inc.,

(2) Registration Statement (Form S-8 No. 333-119969) pertaining to the Halozyme Therapeutics, Inc. 2004 Stock Plan and Nonstatutory Stock Option Agreement with Andrew Kim and Assumed Options Under the Deliatroph Pharmaceuticals, Inc. Amended and Restated 2001 Stock Plan of Halozyme Therapeutics, Inc.,

(3) Registration Statement (Form S-8 No. 333-133829) pertaining to the Halozyme Therapeutics, Inc. 2005 Outside Directors’ Stock Plan and Halozyme Therapeutics, Inc. 2006 Stock Plan of Halozyme Therapeutics, Inc.,

(4) Registration Statement (Form S-8 No. 333-152914) pertaining to the Halozyme Therapeutics, Inc. 2008 Outside Directors’ Stock Plan and Halozyme Therapeutics, Inc. 2008 Stock Plan of Halozyme Therapeutics, Inc.,

(5) Registration Statement (Form S-8 No. 333-174013) pertaining to the Halozyme Therapeutics, Inc. 2011 Stock Plan of Halozyme Therapeutics, Inc.,

(6) Registration Statement (Form S-8 No. 333-188997) pertaining to the Halozyme Therapeutics, Inc. Amended and Restated 2011 Stock Plan of Halozyme Therapeutics, Inc.;

(7) Registration Statement (Form S-8 No. 333-206279) pertaining to the Halozyme Therapeutics, Inc. Amended and Restated 2011 Stock Plan of Halozyme Therapeutics, Inc., and

(8) Registration Statement (Form S-8 No. 333-211244) pertaining to the Halozyme Therapeutics, Inc. Amended and Restated 2011 Stock Plan of Halozyme Therapeutics, Inc.

of our reports dated February 20, 2018, with respect to the consolidated financial statements and schedule of Halozyme Therapeutics, Inc. and the effectiveness of internal control over financial reporting of Halozyme Therapeutics, Inc. included in this Annual Report (Form 10-K) of Halozyme Therapeutics, Inc. for the year ended December 31, 2017.

/s/ Ernst & Young LLP

San Diego, California
February 20, 2018